Summary of Terms of
               Unfunded Deferred Compensation Plan



Participants:       Elected officers of the Corporation.


Deferred Items:     All or part of an annual and/or long-term
                    incentive award.


Deferral period:    Fixed  -  Minimum of 3 years
                    Earlier in event of death/disability/
                    termination


Deferral elections: Must be made before the determination of the incentive payout.


Deferral payouts:   Lump sum or installments
                    (Must be elected at time of deferral).


Interest on deferred amounts:  Prime rate.
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